UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________
FORM 8-K
_____________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 4, 2025
HALOZYME THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
________________________
Commission File Number 001-32335

Delaware	88-0488686
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

12390 El Camino Real	92130
San Diego	(Zip Code)
California
(Address of principal executive offices)
(858) 794-8889
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	HALO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On December 4, 2025, the Compensation Committee of the Board of Directors of Halozyme Therapeutics, Inc. (the “Company”) approved a performance-based restricted stock unit grant (the “PSU Grant”) for Dr. Helen Torley, Chief Executive Officer of the Company. This one-time PSU Grant was awarded pursuant to the Company’s 2021 Stock Plan.
The PSU Grant covers a “target” number of shares of Company common stock that will produce a grant date fair value for the award (determined in accordance with U.S. GAAP and applying a Monte Carlo valuation model) of $10 million. The number of shares of Company common stock subject to the PSU Grant that will be eligible to vest (subject to the continued employment requirement described below) will depend on the achievement of certain stock price levels during a four-year performance period following the date of grant of the award as follows: (i) 50% of the target number of shares subject to the PSU Grant will be eligible to vest if the average price per share the Company’s common stock (determined as described below) equals or exceeds $115.00; (ii) 100% of the target number of shares subject to the PSU Grant will be eligible to vest if the average price per share the Company’s common stock equals or exceeds $130.00; (iii) 150% of the target number of shares subject to the PSU Grant will be eligible to vest if the average price per share the Company’s common stock equals or exceeds $145.00; (iv) 200% of the target number of shares subject to the PSU Grant will be eligible to vest if the average price per share the Company’s common stock equals or exceeds $170.00; and (v) no shares subject to the PSU Grant will be eligible to vest if the average price per share of the Company’s common stock never reaches the $115 level during the four-year performance period. For these purposes, the average price per share will be calculated using the average of the closing prices of a share of the Company’s common stock over a period of 20 consecutive trading days, consistent with a focus on sustainable growth.
The PSU Grant also has a time-based vesting component based upon Dr. Torley’s continued employment with the Company such that any shares that become eligible to vest based on the attainment of an average price per share level summarized above during the four-year performance period will vest only if Dr. Torley remains employed with the Company through the fourth anniversary of the date of grant of the award (the “Vesting Date”), subject to certain exceptions as provided in the applicable award agreement. In the event Dr. Torley voluntarily resigns or retires prior to the Vesting Date, all performance-based vested shares will be forfeited.
The PSU Grant is intended to retain Dr. Torley and further incentivize her to drive growth and profitability during this important next stage of growth for the Company.
The foregoing is only a summary of the PSU Award and is qualified in its entirety by the award agreement for the PSU Award which will be filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ending December 31, 2025.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Halozyme Therapeutics, Inc. (Registrant)

Dated:	December 9, 2025	By:	/s/ Mark Snyder
Mark Snyder
Senior Vice President, General Counsel and Corporate Secretary